                                                                    EXHIBIT 10.7

                  WRITTEN DESCRIPTION OF CONSULTING AGREEMENT
                   BETWEEN THE COMPANY AND R. H. CLEMONS, JR.



Effective July 1, 1994, R. H. Clemons, Jr. entered into a two-year Consulting Agreement with the Company under which he provides services primarily in the area of product development and marketing. Under the Consulting Agreement, the Company pays Mr. Clemons, Jr. a fee of $85,000 per year and reimburses him for certain expenses.